As filed with the Securities and Exchange Commission on June 2, 1998


                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  June 2, 1998





                        Exact name of Registrant as
        Commission      specified in its charter, address              State of      I.R.S. Employer
        File No.        of principal executive offices, telephone    Incorporation   Identification No.

        1-8349          FLORIDA PROGRESS CORPORATION                    Florida         59-2147112
                         One Progress Plaza
                         St. Petersburg, Florida 33701
                         Telephone (813) 824-6400

        1-3274          FLORIDA POWER CORPORATION                       Florida          59-0247770
                         3201 34th Street South
                         St. Petersburg, Florida 33711
                         Telephone (813) 866-5151

The address of neither registrant has changed since the last report.

This combined Form 8-K represents separate filings by Florida Progress Corporation and Florida Power Corporation. Florida Power makes no representations as to the information relating to Florida Progress' diversified operations.

Item 5.   Other Events


         In light of ongoing securities offerings by Florida Progress Corporation ("Florida Progress") and its subsidiaries, including Florida Power Corporation ("Florida Power") and Progress Capital Holdings, Inc., the following information is being presented pending distribution of the combined Florida Progress and Florida Power Quarterly Report on Form 10-Q for the quarter ended June 30, 1998:

         As previously reported in the combined Florida Progress and Florida Power Form 10-Q for the quarter ended March 31, 1998, Florida Power was involved in discussions with the Securities and Exchange Commission ("SEC") regarding Florida Power's accrual of nuclear outage operation and maintenance costs. In connection with the extended outage at Crystal River 3, Florida Power accrued in June 1997 a $72 million liability for nuclear outage costs to be incurred to achieve a Nuclear Regulatory Commission approved restart of Crystal River 3 by year end 1997. The SEC believes the nuclear outage costs should have been expensed as incurred throughout 1997. Total results for the fiscal year ended December 31, 1997, would be unchanged.

         Florida Power and the SEC now have concluded their discussions, and Florida Power has agreed to record nuclear outage costs as incurred. As a result, simultaneously herewith, Florida Progress and Florida Power are filing amended combined Florida Progress and Florida Power Form 10-Qs for the quarters ended June 30, 1997 and September 30, 1997, and an amendment to the Form 10-K for the year ended December 31, 1997. The filings include revised financial statements and other changes that reflect restated quarterly financial data for the second, third and fourth quarters of 1997. Because all previously accrued nuclear outage costs were incurred by the end of 1997, total results for the fiscal year ended December 31, 1997 were unchanged. The amendment to the 1997 Form 10-K being filed simultaneously herewith includes only changes to the Quarterly Financial Data table that appears at the end of the notes to the financial statements therein.

         The following chart provides a summary of the quarterly and annual results for 1997 as originally reported and as amended:

Florida Progress Corporation
Selected Financial Data
(In millions, except per share amounts)





                                                    Three Months     Three Months     Three Months     Three Months   Twelve Months
                                                        Ended            Ended            Ended            Ended          Ended
                                                    March 31, 1997   June 30, 1997   Sept. 30, 1997    Dec. 31, 1997  Dec. 31, 1997

1997 as amended:
  Florida Power:
       Net income                                     $   41.2         $   0.9         $   76.0         $   16.3       $   134.4

  Florida Progress:
       Net income (loss)                                  42.0             6.3             81.6            (75.6)           54.3
       Earnings (loss) per share-basic & fully diluted    0.43            0.07             0.84            (0.78)           0.56




1997 as originally reported:

  Florida Power:
       Net income (loss)                              $   41.2        $  (43.6)        $   96.4         $   40.4       $   134.4

  Florida Progress:
       Net income (loss)                                  42.0           (38.2)           102.0            (51.5)           54.3
       Earnings (loss) per share-basic & fully diluted    0.43           (0.39)            1.05            (0.53)           0.56


                                                      3

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            FLORIDA PROGRESS CORPORATION

                                            FLORIDA POWER CORPORATION

                                               /s/ Pamela A. Saari
                                         By:____________________________
                                                  Pamela A. Saari
                                         Assistant Treasurer of each Registrant



Date:  June 2, 1998


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